Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(69,823)
Unrealized Gain (Loss) on Market Value of Futures	194,503
Dividend Income	811
Interest Income	5,718
Total Income (Loss)	$131,209

Expenses
General Partner Management Fees	$2,528
Professional Fees	5,687
Brokerage Commissions	45
Non-interested Directors' Fees and Expenses	53
Prepaid Insurance Expense	42
NYMEX License Fee	51
Total Expenses	8,406
Expense Waiver	(5,373)
Net Expenses	$3,033
Net Income (Loss)	$128,176

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$3,977,634
Net Income (Loss)	128,176

Net Asset Value End of Month	$4,105,810
Net Asset Value Per Share (450,000 Shares)	$9.12

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596